UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite #2400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 290-2772

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2010, the Board of Directors of TC PipeLines GP, Inc., the general partner (the “General Partner”) of TC PipeLines, LP (the “Partnership”), appointed Steven D. Becker, 60, as President of the General Partner, effective August 17, 2010.  Mr. Becker will continue to serve as a member of the General Partner’s Board of Directors, a position he has held since January 2007.  In addition, Mr. Becker was appointed Vice-President, Business Development of the General Partner in September 2003.  Mr. Becker’s principal occupation is Vice-President, Pipeline Development of TransCanada Corporation (“TransCanada”), a position he has held since June 2006.  From April 2003 to June 2006, he was Vice-President, Gas Development of TransCanada.  Prior to April 2003, Mr. Becker was Vice-President, Market Development and Vice-President, Gas Strategy of TransCanada.

Concurrently with Mr. Becker’s appointment, Mark A.P. Zimmerman tendered his resignation as President of the General Partner, effective August 17, 2010.  Mr. Zimmerman will assume the new role of Vice-President, Corporate Development and Strategy of TransCanada.

Item 7.01.    Regulation FD Disclosure.

On August 17, 2010, the Partnership issued a press release announcing Mr. Becker’s appointment as President of the General Partner and Mr. Zimmerman’s concurrent resignation as President of the General Partner.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release dated August 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
Its general partner

Date: August 17, 2010	By:	/s/ Donald J. DeGrandis
Donald J. DeGrandis
Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 17, 2010